Exhibit (a)(1)(E)

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

ESSENDANT INC.

at

$12.80 Net Per Share

Pursuant to the Offer to Purchase dated September 24, 2018

by

EGG MERGER SUB INC.,

a direct wholly owned subsidiary of

EGG PARENT INC.

and an affiliate of

STAPLES, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE (1) MINUTE AFTER 11:59 P.M.,

NEW YORK CITY TIME, ON OCTOBER 22, 2018, UNLESS THE OFFER IS EXTENDED.

September 24, 2018

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated September 24, 2018 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, as each may be amended or supplemented from time to time, the “Offer”) in connection with the offer by Egg Merger Sub Inc., a Delaware corporation (“Purchaser”), and a direct wholly owned subsidiary of Egg Parent Inc., a Delaware corporation (“Parent”), to purchase all of the outstanding shares of common stock, par value $0.10 per share (the “Shares”), of Essendant Inc., a Delaware corporation (the “Company”), at a purchase price of $12.80 per Share, net to the seller in cash, without interest, subject to any deduction or withholding of taxes required by applicable law (such amount per Share, or any higher amount per Share that may be paid pursuant to the Offer in accordance with the terms of the Merger Agreement (as defined below), the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer.

Also enclosed is the Company’s Solicitation/Recommendation Statement on Schedule 14D-9.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account pursuant to the Offer.

Please note carefully the following:

1.

The Offer Price is $12.80 per Share, net to the seller in cash, without interest, subject to any deduction or withholding of taxes required by applicable law, upon the terms and subject to the conditions set forth in the Offer.

2.	The Offer is being made for all outstanding Shares.

3.

The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of September 14, 2018, by and among the Company, Parent, Purchaser and Staples, Inc., a Delaware corporation and an affiliate of Parent and Purchaser (as it may be amended or supplemented from time to time, the “Merger Agreement”), pursuant to which, after the completion of the Offer and the satisfaction or waiver of the conditions set forth therein, Purchaser will merge with and into the Company, with the Company surviving the Merger as the surviving corporation (the “Merger”).

4.

The board of directors of the Company by unanimous vote of all directors present has unanimously (i) determined that the Offer, the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company’s stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby and (iii) subject to the terms and conditions set forth in the Merger Agreement, resolved to recommend that the Company’s stockholders accept the Offer and tender their Shares to Purchaser in the Offer.

5.

The Offer and withdrawal rights will expire at one (1) minute after 11:59 p.m., New York City time, on October 22, 2018, unless the Offer is extended in accordance with the Merger Agreement. Previously tendered Shares may be withdrawn at any time until the Offer has expired.

6.

The Offer is subject to the satisfaction of the Minimum Condition (as defined in the Offer to Purchase) and the other conditions described in the Offer to Purchase. See Section 15 of the Offer to Purchase.

7.	Any transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any U.S. or foreign jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

ESSENDANT INC.

at

$12.80 Net Per Share

Pursuant to the Offer to Purchase dated September 24, 2018

by

EGG MERGER SUB INC.,

a direct wholly owned subsidiary of

EGG PARENT INC.

and an affiliate of

STAPLES, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE (1) MINUTE AFTER 11:59 P.M.,

NEW YORK CITY TIME, ON OCTOBER 22, 2018, UNLESS THE OFFER IS EXTENDED.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated September 24, 2018 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, as each may be amended or supplemented from time to time, the “Offer”) in connection with the offer by Egg Merger Sub Inc., a Delaware corporation (“Purchaser”), and a direct wholly owned subsidiary of Egg Parent Inc., a Delaware corporation, to purchase all of the outstanding shares of common stock, par value $0.10 per share (the “Shares”), of Essendant Inc., a Delaware corporation, at a purchase price of $12.80 per Share, net to the seller in cash, without interest, subject to any deduction or withholding of taxes required by applicable law, upon the terms and subject to the conditions set forth in the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

ACCOUNT NUMBER:

NUMBER OF COMPANY SHARES BEING TENDERED HEREBY:                  SHARES*

The method of delivery of this document is at the option and risk of the tendering stockholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated:                 , 201

(Signatures(s))
(Please Print Name(s))
Address:

(Include Zip Code)

Area Code and Telephone Number:

Taxpayer Identification Number or Social Security Number:

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